UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on October 27, 2005, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b).

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 24, 2005, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 385-room Hilton Boston Back Bay hotel in Boston, Massachusetts from Hilton Hotels Corporation for approximately $110.3 million. The acquisition was funded by proceeds from the Company’s common stock and preferred stock concurrent offering, which closed on September 28, 2005. The Company entered into a long-term agreement with Hilton Hotels Corporation to manage the property.

The accompanying pro forma financial information, listed in Item 9.01(b) below, also include the effects of certain other hotel property acquisitions that the Company consummated during the periods presented.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

Hilton Boston Back Bay

Independent Auditors’ Report
Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004 and 2003
Statements of Operations for the nine months ended September 30, 2005 (unaudited) and 2004 (unaudited) and the years ended December 31, 2004 and 2003
Statements of Net Assets for the nine months ended September 30, 2005 (unaudited) and the years ended December 31, 2004 and 2003
Statements of Cash Flows for the nine months ended September 30, 2005 (unaudited) and 2004 (unaudited) and the years ended December 31, 2004 and 2003
Notes to Financial Statements

(b) Pro forma financial information

Highland Hospitality Corporation

Pro Forma Consolidated Balance Sheet as of September 30, 2005

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2005

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004

(c)	Exhibits

The following exhibits are filed as part of this Form 8-K/A:

Exhibit Number	Description of Exhibit
23.1	Consent of KPMG LLP
99.1	Press release dated October 24, 2005 announcing the acquisition of the Hilton Boston Back Bay hotel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: December 23, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer

Independent Auditors’ Report

The Members

Hilton Systems, LLC:

We have audited the accompanying balance sheets of the Hilton Boston Back Bay (the Hotel), as of December 31, 2004 and 2003, and the related statements of operations, net assets, and cash flows for each of the years then ended. These financial statements are the responsibility of management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

McLean, Virginia

November 30, 2005

HILTON BOSTON BACK BAY

BALANCE SHEETS

	September 30, 2005	December 31,
		2004	2003
	(Unaudited)
Assets
Property and equipment, net	$71,676,699	$71,872,366	$74,448,819
Accounts receivable, less allowance for doubtful accounts of $75,827, $86,857 and $73,342, respectively	1,790,446	713,823	516,632
Inventory	60,567	107,168	96,116
Prepaid expenses and other	130,570	71,510	77,818
Cash	227,686	191,735	343,660

	$73,885,968	$72,956,602	$75,483,045

Liabilities and Net Assets
Liabilities:

Accounts payable and accrued expenses	$1,619,673	$1,439,805	$1,179,981
Note payable	41,943,191	41,943,191	41,943,191

Total liabilities	43,562,864	43,382,996	43,123,172

Net assets	30,323,104	29,573,606	32,359,873

	$73,885,968	$72,956,602	$75,483,045

See accompanying notes to financial statements.

HILTON BOSTON BACK BAY

STATEMENTS OF OPERATIONS

	Nine months ended September 30, (unaudited)		Years ended December 31,
	2005	2004	2004	2003
Revenue:
Rooms	$14,903,132	$13,680,387	$18,322,185	$16,636,361
Food and beverage	2,759,469	2,707,489	3,619,749	3,392,089
Other	1,427,124	1,313,956	1,736,224	1,400,039

Total revenue	19,089,725	17,701,832	23,678,158	21,428,489

Operating costs and expenses:
Rooms	3,572,420	3,485,540	4,523,116	4,083,088
Food and beverage	2,765,032	2,798,861	3,762,165	3,468,743
Other operating costs	325,294	322,169	420,021	296,886
Management fees	760,295	677,563	947,126	857,160
Administrative and general	1,651,248	1,602,221	2,169,319	2,135,103
Sales and marketing	1,490,754	1,364,897	1,883,324	1,409,389
Property operation and maintenance	877,617	837,770	1,168,044	968,627
Utilities	856,103	712,111	928,815	998,883
Real estate taxes	1,121,661	1,224,028	1,637,715	1,828,156
Depreciation	2,978,448	2,845,793	3,822,066	3,719,953
Interest	2,831,165	2,831,165	3,774,887	3,774,887
Other	51,503	32,223	83,046	40,109

Total operating costs and expenses	19,281,540	18,734,341	25,119,644	23,580,984

Net loss	$(191,815)	$(1,032,509)	$(1,441,486)	$(2,152,495)

See accompanying notes to financial statements.

HILTON BOSTON BACK BAY

STATEMENTS OF NET ASSETS

Balance at January 1, 2003	$33,955,424
Net owner contributions	556,944
Net loss	(2,152,495)

Balance at December 31, 2003	32,359,873
Net owner distributions	(1,344,781)
Net loss	(1,441,486)

Balance at December 31, 2004	29,573,606
Net owner contributions - unaudited	941,313
Net loss - unaudited	(191,815)

Balance at September 30, 2005 - unaudited	$30,323,104

See accompanying notes to financial statements.

HILTON BOSTON BACK BAY

STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Years ended December 31,
	(unaudited)
	2005	2004	2004	2003
Cash flows from operating activities:
Net loss	$(191,815)	$(1,032,509)	$(1,441,486)	$(2,152,495)
Adjustments to reconcile net loss to net cash provided by operating activities -
Depreciation	2,978,448	2,845,793	3,822,066	3,719,953
Change in:
Accounts receivable, net	(1,076,623)	(882,588)	(197,191)	606,057
Inventory	46,601	(16,004)	(11,052)	(11,700)
Prepaid expenses and other	(59,060)	(54,941)	6,308	4,798
Accounts payable and accrued expenses	179,868	606,774	259,824	(466,806)

Net cash provided by operating activities	1,877,419	1,466,525	2,438,469	1,699,807

Cash used in investing activities-additions to property and equipment	(2,782,781)	(663,275)	(1,245,613)	(2,157,242)

Cash provided by (used in) financing activities - net owner contribution (distribution)	941,313	(906,837)	(1,344,781)	556,944

Net increase (decrease) in cash	35,951	(103,587)	(151,925)	99,509
Cash at beginning of period	191,735	343,660	343,660	244,151

Cash at end of period	$227,686	240,073	$191,735	$343,660

Supplemental disclosure of cash flow information - interest paid	$2,831,165	2,831,165	$3,774,887	$3,774,887

See accompanying notes to financial statements.

HILTON BOSTON BACK BAY

Notes to the Financial Statements

September 30, 2005 (unaudited) and December 31, 2004 and 2003

(1)	Organization

The financial statements of the Hilton Boston Back Bay (the “Hotel”), present the financial position, results from operations and cash flows of the Hotel, which is owned by Hilton Systems, LLC (“LLC”). The Hotel is a full service hotel with 385 rooms, located at 40 Dalton Street, Boston, Massachusetts.

(2)	Summary of Significant Accounting Policies

(a)	Basis of accounting

The assets and liabilities in these financial statements are recorded at their historical cost.

(b)	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Revenues

Revenues from hotel operations are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other hotel department revenues, such as telephone and gift shop sales. Deposits received for future services are recorded within accounts payable and accrued expenses and are recognized as revenue when the services are provided.

(d)	Property, fixtures and equipment

Property, fixtures and equipment is recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for buildings and three to eight years for furniture, fixtures and equipment.

In accordance with Statement 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment loss is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses were recorded in 2005, 2004 or 2003.

(e)	Inventories

Inventories consist primarily of food and beverage and purchased retail goods and are stated at the lower of cost or market.

HILTON BOSTON BACK BAY

Notes to the Financial Statements

September 30, 2005 (unaudited) and December 31, 2004 and 2003

(f)	Income taxes

LLC is a wholly owned subsidiary of the Hilton Hotels Corporation (“Hilton”), and is not subject to federal or state tax income tax. Under the existing provisions of the Internal Revenue Code, income and losses of the LLC flow through to the members; accordingly, no provision for income taxes has been provided for in the accompanying financial statements of the Hotel.

(3)	Property and Equipment

Property and equipment consists of the following:

	September 30, 2005 (unaudited)	December 31,
		2004	2003
Land	$20,000,000	20,000,000	20,000,000
Building	47,029,995	47,029,995	47,029,995
Furniture, fixtures and equipment	23,660,257	21,541,970	20,830,697
Construction-in-progress	460,733	159,461	95,462

Subtotal	91,150,985	88,731,426	87,956,154
Less accumulated depreciation	(19,474,286)	(16,859,060)	(13,507,335)

Total	$71,676,699	71,872,366	74,448,819

(4)	Related-party Transactions

Management agreement

In accordance with the management agreement (the “Management Agreement”), dated January 1, 2001, Hilton was the Hotel’s property manager. The Management Agreement was to expire on December 31, 2020. Hilton earns a management fee based on 4% of gross revenue, as defined. Management fees totaled $760,295 (unaudited) and $677,563 (unaudited) respectively for the periods ended September 30, 2005 and 2004, and $947,126 and $857,160, for the years ended December 31, 2004 and 2003 respectively. This Management Agreement was terminated on October 23, 2005.

Note payable

On November 1, 2000, the Hotel entered into a loan agreement with a wholly owned subsidiary of Hilton in the amount of $41,943,191. The loan bears interest at a rate of 9 percent per annum, which was approximately $2,831,100 (unaudited) for each of the periods ended September 30, 2005 and 2004, and $3,774,900 for each of the years ended December 31, 2004 and 2003. Hilton only required the payment of interest until the maturity date. The loan was secured by the Deed of Trust of the LLC. The maturity date of the loan was originally December 31, 2015. The loan was repaid in October 2005.

HILTON BOSTON BACK BAY

Notes to the Financial Statements

September 30, 2005 (unaudited) and December 31, 2004 and 2003

(5)	Operating Leases

As of December 31, 2004, the Hotel is obligated under various operating lease agreements for office equipment, all of which expires in 2005. Rent expense was $30,181 (unaudited) and $31,709 (unaudited) respectively for the periods ended September 30, 2005 and 2004, and $42,295 and $45,691 for December 31, 2004 and 2003, respectively. The Hotel has not entered into any capital leases. The aggregate minimum future payments as of December 31, 2004 for operating leases are $39,616 for 2005.

(6)	Subsequent Event

The Hotel was acquired by a wholly owned subsidiary of Highland Hospitality Corporation on October 24, 2005.

PRO FORMA FINANCIAL INFORMATION OF HIGHLAND HOSPITALITY CORPORATION

Highland Hospitality Corporation (the “Company”) commenced operations on December 19, 2003 when it completed its initial public offering (“IPO”) and concurrently acquired its first three hotel properties. On December 29, 2003 and December 30, 2003, the Company acquired two additional hotel properties. As of December 31, 2003, the Company owned five hotel properties. For the year ended December 31, 2004, the Company acquired 12 hotel properties. The hotel properties acquired and their respective acquisition dates were as follows:

Property	Number of Rooms	Location	Acquired
Hilton Tampa Westshore	238	Tampa, FL	January 8, 2004

Hilton Garden Inn BWI Airport	158	Linthicum, MD	January 12, 2004

Dallas/Fort Worth Airport Marriott	491	Dallas/Fort Worth, TX	May 10, 2004

Residence Inn Tampa Downtown	109	Tampa, FL	August 2, 2004

Courtyard Savannah Historic District	156	Savannah, GA	August 2, 2004

Hyatt Regency Wind Watch Long Island	360	Hauppauge, NY	August 19, 2004

Courtyard Boston Tremont	322	Boston, MA	August 19, 2004

Crowne Plaza Atlanta-Ravinia	495	Atlanta, GA	August 19, 2004

Hilton Parsippany	510	Parsippany, NJ	August 19, 2004

Radisson Mount Laurel	283	Mount Laurel, NJ	September 1, 2004

Omaha Marriott	299	Omaha, NE	September 15, 2004

Courtyard Denver Airport	202	Denver, CO	September 17, 2004

The results of operations for each of the hotel properties are included in the Company’s historical consolidated statements of operations from their respective acquisition dates.

On February 4, 2005, the Company acquired the 196-room Sheraton Annapolis hotel in Annapolis, Maryland. The results of operations for the Sheraton Annapolis hotel are included in the Company’s historical consolidated statements of operations from its acquisition date.

On April 15, 2005, the Company acquired the 332-room Tucancun Beach Resort and Villas in Cancun, Mexico. The results of operations for the Tucancun Beach Resort and Villas are included in the Company’s historical consolidated statements of operations from its acquisition date.

On July 14, 2005, the Company acquired the 410-room Wyndham Palm Springs hotel in Palm Springs, California. The results of operations for the Wyndham Palm Springs hotel are included in the Company’s historical consolidated statements of operations from its acquisition date.

On October 24, 2005, the Company acquired the 385-room Hilton Boston Back Bay hotel in Boston, Massachusetts. The results of operations for the Hilton Boston Back Bay hotel are not included in the Company’s historical consolidated statements of operations for the nine months ended September 30, 2005, as the acquisition occurred subsequent to September 30, 2005.

The pro forma financial information of Highland Hospitality Corporation set forth below is based on the unaudited consolidated financial statements as of and for the nine months ended September 30, 2005 and the audited consolidated financial statements for the year ended December 31, 2004. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 reflect the 2004 hotel property acquisitions described above, as well as the acquisition of the Sheraton Annapolis hotel, the Tucancun Beach Resort and Villas, the Wyndham Palm Springs hotel, and the Hilton Boston Back Bay hotel, as if those transactions had been completed at the beginning of the periods presented.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its Form 10-K.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

(in thousands, except share data)

	Historical Highland Hospitality Corporation	Acquisition of Hilton Boston Back Bay Hotel (1)	Pro Forma Highland Hospitality Corporation
ASSETS
Investment in hotel properties, net	$705,023	$110,215	$815,238
Asset held for sale	3,000	—	3,000
Deposits on hotel property acquisitions	8,151	—	8,151
Cash and cash equivalents	205,515	(110,230)	95,285
Restricted cash	20,777	—	20,777
Accounts receivable, net of allowance for doubtful accounts of $137 at September 30, 2005	14,316	224	14,540
Prepaid expenses and other assets	14,179	489	14,668
Deposits on loan applications	223	—	223
Deferred financing costs, net of accumulated amortization of $977 at September 30, 2005	4,270	—	4,270

Total assets	$975,454	$698	$976,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$416,987	$—	$416,987
Accounts payable and accrued expenses	20,932	698	21,630
Dividends/distributions payable	7,338	—	7,338
Other liabilities	2,811	—	2,811

Total liabilities	448,068	698	448,766

Minority interest in operating partnership	7,044	—	7,044
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized:
Series A Cumulative Redeemable Preferred Stock; 3,000,000 shares issued and outstanding at September 30, 2005	72,360	—	72,360
Common stock, $.01 par value; 500,000,000 shares authorized; 51,674,699 shares issued at September 30, 2005	516	—	516
Additional paid-in capital	478,699	—	478,699
Treasury stock, at cost; 83,694 shares at September 30, 2005	(936)	—	(936)
Unearned compensation	(4,067)	—	(4,067)
Cumulative dividends in excess of net income	(26,230)	—	(26,230)

Total stockholders’ equity	520,342	—	520,342

Total liabilities and stockholders’ equity	$975,454	$698	$976,152

Footnote:

(1)	Reflects the acquisition of the Hilton Boston Back Bay hotel as if it had occurred on September 30, 2005 for approximately $110.3 million. The pro forma adjustment reflects the following:

Cash paid of $110,279 (net of hotel cash acquired of $49);

Purchase of land, building, and furniture, fixtures and equipment of $110,215; and

Purchase of net working capital of $64.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisitions Adjustment (1)	Previous Financings Adjustment (2)	Acquisition of Hilton Boston Back Bay Hotel (3)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$115,470	$8,663	$—	$14,903	$—		$139,036
Food and beverage	52,195	5,557	—	2,760	—		60,512
Other	6,556	376	—	1,427	—		8,359

Total revenue	174,221	14,596	—	19,090	—		207,907

EXPENSES
Hotel operating expenses:
Rooms	26,077	1,873	—	3,573	—		31,523
Food and beverage	34,805	2,731	—	2,765	—		40,301
Other direct	3,202	283	—	325	—		3,810
Indirect	64,982	5,265	—	6,810	—		77,057

Total hotel operating expenses	129,066	10,152	—	13,473	—		152,691
Depreciation and amortization	16,311	—	—	2,978	1,657	(4)	20,946
Corporate general and administrative:
Stock-based compensation	2,432	—	—	—	—		2,432
Other	4,918	—	—	—	—		4,918

Total operating expenses	152,727	10,152	—	16,451	1,657		180,987

Operating income	21,494	4,444	—	2,639	(1,657)		26,920
Interest income	791	1	—	—	—		792
Interest expense	17,801	82	2,163	2,831	(2,913	)(5)	19,964
Foreign currency exchange gain (loss)	86	(48)	—	—	—		38

Income (loss) before income taxes and minority interest in operating partnership	4,570	4,315	(2,163)	(192)	1,256		7,786
Income tax benefit (expense)	536	—	—	—	(331	)(6)	205
Minority interest in operating partnership	(100)	—	—	—	(26	)(7)	(126)

Net income (loss)	5,006	4,315	(2,163)	(192)	899		7,865
Preferred stock dividends	(49)	—	—	—	—		(49)

Net income available to common stockholders	$4,957	$4,315	$(2,163)	$(192)	$899		$7,816

Earnings per common share:
Basic	$0.12						$0.15
Diluted	$0.12						$0.15
Weighted average number of common shares outstanding:
Basic	39,557,325				(8)		51,057,325
Diluted	39,787,316				(8)		51,287,316

Footnotes:

(1)	Reflects the results of operations of the Sheraton Annapolis hotel prior to the Company’s acquisition of the hotel on February 4, 2005, the results of operations of the Tucancun Beach Resort and Villas prior to the Company’s acquisition of the resort on April 15, 2005, and the results of operations of the Wyndham Palm Springs hotel prior to the Company’s acquisition of the hotel on July 14, 2005 (see Company’s Form 8-K/A filed on August 8, 2005).

(2)	Reflects the interest expense associated with the additional borrowing of $15,000 under the Company’s term loan facility on April 15, 2005 and the additional borrowing of $25,000 under the Company’s term loan facility and the issuance of a $37,050 mortgage loan on July 14, 2005 to fund a portion of the Wyndham Palm Springs hotel acquisition (see Company’s Form 8-K/A filed on August 8, 2005).

(3)	Reflects the historical unaudited statement of operations of the Hilton Boston Back Bay hotel for the nine months ended September 30, 2005.

(4)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(5)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the Tucancun Beach Resort and Villas and Hilton Boston Back Bay hotel acquisitions.

(6)	Reflects adjustment to income taxes related to the results of operations for the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition on April 15, 2005, the Wyndham Palm Springs hotel acquisition on July 14, 2005, and the Hilton Boston Back Bay hotel acquisition that were not included in the Company’s historical results of operations for the nine months ended September 30, 2005, and the pro forma adjustments.

(7)	Reflects adjustment to minority interest in income of the operating partnership related to the results of operations for the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition on April 15, 2005, the Wyndham Palm Springs hotel acquisition on July 14, 2005, and the Hilton Boston Back Bay hotel acquisition that were not included in the Company’s historical results of operations for the nine months ended September 30, 2005, and the pro forma adjustments.

(8)	On September 28, 2005, the Company issued common stock, which generated net proceeds of approximately $110.6 million, and preferred stock, which generated net proceeds of $72.4 million. The common stock proceeds were used to fund the acquisition of the Hilton Boston Back Bay hotel, and accordingly, the 11,500,000 shares issued are included in the weighted average number of common shares outstanding. No adjustment has been made for the preferred stock dividends.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisitions Adjustment (1)	Previous Financings Adjustment (2)	Acquisition of Hilton Boston Back Bay Hotel (3)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$85,389	$76,445	$—	$18,322	$—		$180,156
Food and beverage	42,193	40,617	—	3,620	—		86,430
Other	5,429	3,869	—	1,736	—		11,034

Total revenue	133,011	120,931	—	23,678	—		277,620

EXPENSES
Hotel operating expenses:
Rooms	20,013	17,992	—	4,523	—		42,528
Food and beverage	30,402	23,769	—	3,762	—		57,933
Other direct	3,134	2,475	—	420	—		6,029
Indirect	47,857	45,090	—	8,817	—		101,764

Total hotel operating expenses	101,406	89,326	—	17,522	—		208,254

Depreciation and amortization	11,564	1,584	—	3,822	9,319	(4)	26,289
Corporate general and administrative:
Stock-based compensation	3,122	—	—	—	—		3,122
Other	6,414	—	—	—	—		6,414

Total operating expenses	122,506	90,910	—	21,344	9,319		244,079

Operating income	10,505	30,021	—	2,334	(9,319)		33,541

Interest income	1,206	4	—	—	—		1,210
Interest expense	8,413	1,641	18,385	3,775	(5,416	)(5)	26,798
Foreign currency exchange gain	—	40	—	—	—		40

Income (loss) before income taxes and minority interest in operating partnership	3,298	28,424	(18,385)	(1,441)	(3,903)		7,993
Income tax benefit (expense)	1,070	—	—	—	(11	)(6)	1,059
Minority interest in operating partnership	(102)	—	—	—	(40	)(7)	(142)

Net income (loss)	4,266	28,424	(18,385)	(1,441)	(3,954)		8,910
Preferred stock dividends	—	—	—	—	—		—

Net income available to common stockholders	$4,266	$28,424	$(18,385)	$(1,441)	$(3,954)		$8,910

Earnings per common share:
Basic	$0.10						$0.17
Diluted	$0.10						$0.17

Weighted average number of common shares outstanding:
Basic	39,093,691				(8)		50,593,691
Diluted	39,401,196				(8)		50,901,196

Footnotes:

(1)	Reflects the results of operations of the 12 hotels acquired in 2004 for the period prior to their acquisition, the results of operations of the Sheraton Annapolis hotel acquired on February 4, 2005, the results of operations of the Tucancun Beach Resort and Villas acquired on April 15, 2005 and the results of operations of the Wyndham Palm Springs hotel acquired on July 14, 2005 (see Company’s Form 8-K/A filed on August 8, 2005).

(2)	Reflects the interest expense associated with the issuance and assumption of long-term debt related to the 2004 hotel acquisitions and acquisition of the Tucancun Beach Resort and Villas on April 15, 2005 and the additional borrowing of $25,000 under the Company’s term loan facility and the issuance of a $37,050 mortgage loan on July 14, 2005 to fund a portion of the Wyndham Palm Springs hotel acquisition (see Company’s Form 8-K/A filed on August 8, 2005).

(3)	Reflects the historical audited statement of operations of the Hilton Boston Back Bay hotel for the year ended December 31, 2004.

(4)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(5)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the Tucancun Beach Resort and Villas, Wyndham Palm Springs hotel, and the Hilton Boston Back Bay hotel acquisitions.

(6)	Reflects adjustment to income taxes related to the results of operations for the 2004 hotel property acquisitions, the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition on April 15, 2005, the Wyndham Palm Springs hotel acquisition on July 14, 2005, and the Hilton Boston Back Bay hotel acquisition that were not included in the Company’s historical results of operations for year ended December 31, 2004, and the pro forma adjustments.

(7)	Reflects adjustment to minority interest in income of the operating partnership related to the results of operations for the 2004 hotel property acquisitions, the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition on April 15, 2005, the Wyndham Palm Springs hotel acquisition on July 14, 2005, and the Hilton Boston Back hotel acquisition that were not included in the Company’s historical results of operations for year ended December 31, 2004, and the pro forma adjustments.

(8)	On September 28, 2005, the Company issued common stock, which generated net proceeds of approximately $110.6 million, and preferred stock, which generated net proceeds of $72.4 million. The common stock proceeds were used to fund the acquisition of the Hilton Boston Back Bay hotel, and accordingly, the 11,500,000 shares issued are included in the weighted average number of common shares outstanding. No adjustment has been made for the preferred stock dividends.